Exhibit 99.1

For further information, contact
John W. Hayden
Senior Vice President – Controller and Investor Relations
(636) 736-7000

FOR IMMEDIATE RELEASE

REINSURANCE GROUP OF AMERICA TO HOST INVESTOR DAY

ST. LOUIS, March 9, 2012 – Reinsurance Group of America, Incorporated (NYSE:RGA) will host a conference for institutional investors and analysts at The Plaza Hotel in New York City on Wednesday, March 14, from 8:30 a.m. to 12:30 p.m. Eastern Time.

A live audio webcast of the presentation will be available online at: http://www.media-server.com/m/p/i7z32e5n and on RGA’s website at www.rgare.com. Webcast viewers are encouraged to visit the website at least 15 minutes prior to the presentation to download and install any necessary software. Presentation slides will be available at www.rgare.com (through the link on the Investor Relations page).

Reinsurance Group of America, Incorporated is among the largest global providers of life reinsurance, with operations in Australia, Barbados, Bermuda, Canada, China, France, Germany, Hong Kong, India, Ireland, Italy, Japan, Malaysia, Mexico, the Netherlands, New Zealand, Poland, Singapore, South Africa, South Korea, Spain, Taiwan, the United Arab Emirates, the United Kingdom and the United States. At December 31, 2011, the company had approximately $2.7 trillion of life reinsurance in force and $32.1 billion in assets.

# # #